EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of 3D Total Solutions Inc. On Form 10-Q for the quarter ended March 31, 2015 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

3D TOTAL SOLUTIONS INC.

By:	/s/ James Endee
James Endee
CEO, President, Secretary, Director

Date:	May 19, 2015

By:	/s/ Lawrence Dobroff
Lawrence Dobroff
CFO

Date:	May 19, 2015